UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 18, 2020

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Freeway, Suite 1200, Dallas, Texas 75234

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 888-6009

Copy of correspondence to:

Frederick M. Lehrer, P. A.

(561) 706-7646

flehrer@securitiesattorney1.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

H/Cell Energy Corporation is referred to herein as “we”, “our, or “us”.

Item 1.01 Entry into a Material Definitive Agreement.

Background

On January 31, 2017, we entered into a share exchange agreement (the “Exchange Agreement”) by and among us, The Pride Group (QLD) Pty Ltd (“Pride”), an Australia entity, and Turquino Equity LLC (“Turquino”) and the Mullane Family Trust (the “Mullane Trust” and together with Turquino, the “Pride Shareholders”), whereby we acquired all of the issued and outstanding capital stock of Pride from the Pride Shareholders in exchange for an aggregate of 3,800,000 shares of our common stock.

On January 2, 2018 and February 8, 2019, we, and Andrew Hidalgo (“Hidalgo”) completed a Convertible Debenture Agreement whereby Hidalgo, our Chief Executive Officer, lent us an aggregate of $275,000 (the “Hidalgo Notes”). On January 2, 2018 and February 8, 2019, we, and Michael Doyle (“Doyle”), our Director completed a Convertible Debenture Agreement whereby Doyle lent us an aggregate of $275,000 (the “Doyle Notes”). The Hidalgo Notes and the Doyle Notes are collectively referred to herein as the “Notes”.

May 18, 2020 Purchase and Sale Agreement

On May 18, 2020, our Board of Directors authorized us, in accordance to Nevada Statute 78.565, to complete and execute the May 18, 2020 Purchase and Sale Agreement between us and Turquino providing for our sale of 100% of Pride’s outstanding stock Pride to Turquino in return for Turquino’s assumption of the Hidalgo Notes and the Doyle Notes and the debt obligations and accrued interest related thereto (the “Agreement”). In conjunction therewith, Hidalgo and Doyle assigned the Notes to Turquino, at which time Turquino became responsible for the debt obligations upon the Notes, we have no further note obligations to Hidalgo or Doyle, and we reduced our debt by approximately $600,000 or 65% of the corporate debt obligations. Pursuant to Nevada Statute Section 78.565, approval of the Agreement only requires the approval of the board of directors and does not require shareholder approval. We obtained a valuation of the fair market value of Pride from an independent third party which valued Pride at $425,000 USD. The Agreement provides that the Parties mutually release one another and discharge and release the other party (and their respective current and former officers, directors, employees, shareholders, note holders, attorneys, assigns, agents, representatives, predecessors and successors in interest), from any and all claims, demands, obligations, or causes of action. Hidalgo, our Chief Executive Officer, and a managing member of Turquino, are related parties in connection with the Exchange Agreement, the Notes, and the Agreement.

The foregoing description of the terms of the Exchange Agreement and the Agreement does not purport to be complete and is subject to and are qualified in their entirety by reference to those agreements filed as exhibits as denoted below. The foregoing agreements are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The discussion set forth in Items 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.01	Purchase and Sale Agreement dated May 18, 2020*
10.02	January 31, 2017 Exchange Agreement**

* Furnished herewith.

** Previously filed in Form 8-K on February 6, 2017 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: May 18, 2020	By:	/s/ MATTHEW HIDALGO
Matthew Hidalgo
Chief Financial Officer